UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 12, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York     11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 12, 2011 the Compensation Committee of the Registrant (the “Committee”) resolved to issue the following grants of stock options and restricted stock units ("RSU") to the following named executive officers of the Registrant.   The Committee previously had determined in April 2010 to replace quarterly grants of equity to named executive officers with annual grants beginning in April 2011.   These grants will be made on April 15, 2011, the same day as grants are normally made to the members of the Board of Directors of the Registrant:

Name of Officer	Title of Officer	Option Grant (#)	RSU grant (#)
King, Christine	President and Chief Executive Officer	44100	44100
Sennesael, Kris	Vice President and Chief Financial Officer	22100	22100
Wendelken, Roger	Vice President of Worldwide Sales	6800	6800
Coller, David John	Senior Vice President of Global Operations	8200	8200
Siegel, Walter	Senior Vice President and General Counsel	11000	11000

The stock options will vest in equal annual increments over four years from the grant date for all named executive officers except Christine King, whose stock options will vest in equal annual increments over three years from the grant date; all restricted stock units will vest in equal annual increments over three years from the grant date.  The grants to Mr. Sennesael include a one time grant of 5000 stock options and 5000 RSUs in recognition of his performance and promotion to Senior Vice President, effective April 12, 2011.  The grants to Mr. Siegel include a one time grant of 5500 stock options and 5500 RSUs in recognition of his performance and as an additional retention mechanism.  Mr. Wendelken was also promoted to Senior Vice President in recognition of his performance effective April 12, 2011.

On April 12, 2011 the Committee also resolved to increase the salaries of the named executive officers, effective June 1, 2011,  as set forth below:

Name of Officer	Title of Officer	Prior Salary ($)	June 1, 2011 Salary ($)

Sennesael, Kris	Vice President and Chief Financial Officer	300,000	325,000
Wendelken, Roger	Vice President of Worldwide Sales	300,000	315,000
Coller, David John	Senior Vice President of Global Operations	315,000	325,000
Siegel, Walter	Senior Vice President and General Counsel	317,100	325,000

Ms. King did not receive a salary increase.  The increases to Mr. Sennesael and Mr. Coller represent their first salary increase since they were hired by the Registrant on January 5, 2009 and March 2, 2009 respectively.  The Compensation Committee was advised by and received competitive compensation data from its independent compensation consultant, Towers Watson, in approving the matters set forth above.

On April 12, 2011 the Committee also approved the form of the Sales Incentive Plan (the “SIP”) for Mr. Wendelken for fiscal year 2012 and subsequent fiscal years.  The fiscal 2012 SIP provides for quarterly payments to Mr. Wendelken based on achieving two performance goals: designated quarterly year-to-date goals for “design win value” and designated quarterly year-to-date goals for “revenue.” “Design win value” means the cumulative forecasted revenue for the lifetime of all products. One-half of the total quarterly SIP target is based on design win achievement against goals and one-half is based on sales revenue achievement against goals. For design wins, a threshold of 50% of the quarterly year-to-date goal must be achieved before any design win incentive is earned. At 50% achievement, 50% of the design win portion of the incentive target is earned; this payout increases linearly up to 100% of the incentive target at 100% design wins achievement. A maximum of 150% of the design wins portion of the incentive target may be earned for achievement over SIP targets on an annual basis. For revenue, a threshold of 75% of the quarterly year-to-date goal must be achieved before any revenue incentive is earned. At 75% achievement, 50% of the revenue portion of the incentive target is earned; this payout increases linearly up to 100% at 100% revenue achievement. A maximum of 120% of the revenue portion of the incentive target may be earned for achievement over SIP targets on an annual basis.The foregoing description is qualified in its entirety by the actual form of the SIP, annexed hereto as Exhibit 10.1 and incorporated herein by reference.  No other named executive officer participates in the SIP.

Item 9.01	Financial Statements and Exhibits.

((c) Exhibit 10.1*	Standard Microsystems Corporation Form of Sales Incentive Plan for fiscal 2012 and subsequent fiscal years.

 * Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION
(Company)

Date: April 15, 2011	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1*	Standard Microsystems Corporation Form of Sales Incentive Plan for fiscal 2012 and subsequent fiscal years

*Indicates a management contract or compensatory plan or arrangement.